UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2015

PROTEA BIOSCIENCES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, WV 26505

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 17, 2015, Maged Shenouda and Patrick Gallagher were appointed by the board of directors (the “Board”) of Protea Biosciences Group, Inc. (the “Company”) to serve as directors to fill existing vacancies on the Board. The Unit Purchase Agreement among the Company and the investors in the Company’s winter 2014-2015 private placement offering provided that two persons nominated by the placement agent for the offering would be appointed directors of the Company. Messrs. Shenouda and Gallagher were appointed pursuant to this provision. A copy of the Unit Purchase Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2015, and is incorporated herein by reference.

Maged Shenouda has over 25 years of experience in the pharmaceutical and securities industries.  Most recently, Mr. Shenouda was the Head of Business Development and Licensing at Retrophin, Inc.  Prior to that, he served as the Head of East Coast Operations at Blueprint Life Science Group, a strategic investor relations consultancy.  Mr. Shenouda spent the bulk of his career as an equity analyst with senior level positions at Stifel Nicolaus, UBS and JP Morgan, covering a broad range of small and large cap biotechnology companies.  Mr. Shenouda started his sell-side career with Citigroup and Bear Stearns where his coverage universe focused on U.S and European pharmaceutical companies. Before entering Wall Street, Mr. Shenouda was a management consultant with PricewaterhouseCoopers’ Pharmaceutical Consulting practice and also spent time in pharmaceutical sales, having worked as a hospital representative and managed care specialist for Abbott Laboratories’ Pharmaceutical Products Division.  Mr. Shenouda earned a B.S. in pharmacy from St. John's University and is a registered pharmacist in New Jersey and California.  He also received an M.B.A. from Rutgers University Graduate School of Management.

Patrick Gallagher, CFA, is an accomplished Capital Markets executive, advisor and investor with a distinguished record of success in both the public and private markets with a focus on healthcare, agriculture and industrials.  He has over two decades of experience on Wall Street and extensive experience in alternative investments, research and marketing.  He is a Managing Director and Head of Institutional Sales for Laidlaw & Company (UK) Ltd., a healthcare focused investment bank.  Mr. Gallagher co-founded Black Diamond Research, LLC (“BDR”), an independent sell-side research firm specializing in healthcare and industrial investing, financing and operations, serving the institutional investing community at large.  As Chief Executive Officer of BDR, Mr. Gallagher oversaw institutional research and sales.  Prior, he held various sales positions at Kidder Peabody, PaineWebber, New Vernon Associates and Concept Capital.  Mr. Gallagher served as VP of Business Development and Investor Relations as well as a strategic consultant for Kinex Pharmaceuticals, a biotechnology firm focused on next-generation therapies in oncology and immunology.  He also serves as an advisor to CHD Biosciences, a novel antimicrobial company.  Mr. Gallagher sits on the board of directors for BioSig Technologies, Inc., a medical technology company that is developing a proprietary platform in the electrophysiology space.  Mr. Gallagher received his B.S. from the University of Vermont, his M.B.A. from Pennsylvania State University and is a CFA charter holder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2015	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer

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